Exhibit 99.1
                              PATHMARK STORES, INC.
                                200 MILIK STREET
                           CARTERET, NEW JERSEY 07008



FOR IMMEDIATE RELEASE                                 CONTACT:  HARVEY M. GUTMAN
                                                                  (732) 499-4327

      PATHMARK ANNOUNCES FOURTH QUARTER AND ANNUAL RESULTS FOR FISCAL 2002
                MEETS FOURTH QUARTER AND ANNUAL EARNINGS GUIDANCE

--------------------------------------------------------------------------------

Carteret, New Jersey, April 2, 2003 - Pathmark Stores, Inc. (Nasdaq: PTMK) today reported results for its fourth quarter and fiscal year 2002 ended February 1, 2003.

Sales for the fourth quarter of fiscal 2002 were $1,002.1 million compared to $1,002.5 million in the prior year's fourth quarter. Sales for fiscal 2002 were $3,937.7 million compared to $3,963.3 million in fiscal 2001. Same-store sales decreased 1.6% in the quarter and 1.7% for the year.

Effective March 28, 2003, the Securities and Exchange Commission adopted new rules related to disclosure of certain financial measures not calculated in accordance with generally accepted accounting principles (GAAP). Such new rules require all public companies to provide certain disclosures in press release and SEC filings related to non-GAAP financial measures, such as EBITDA.

For the fourth quarter of fiscal 2002, net earnings were $7.9 million or $0.26 per diluted share, compared to a net loss of $58.6 million, or $1.95 per diluted share, in the prior year's fourth quarter. Excluding the amortization of goodwill in fiscal 2001, net earnings for the fourth quarter of fiscal 2001 were $7.8 million, or $0.25 per diluted share. Net earnings for the fourth quarter of fiscal 2001 also included an extraordinary charge of $3.3 million related to the early extinguishment of debt; excluding the amortization of goodwill and the extraordinary charge, net earnings in the fourth quarter of fiscal 2001 were $11.1 million or $0.36 per diluted share. Our presentation of this measure is intended to allow investors to compare our performance in the fourth quarter of fiscal 2002 with our performance in the fourth quarter of fiscal 2001.

EBITDA for the fourth quarter of fiscal 2002 was $53.4 million compared to $50.8 million in the prior year's fourth quarter. FIFO EBITDA calculated in the same manner as presented by the Company in the past (which is adjusted for the LIFO charge or credit, cumulative effect of an accounting change and extraordinary item) was $51.3 million for the fourth quarter of fiscal 2002 compared to $54.6 million for the fourth quarter of fiscal 2001.

For fiscal 2002, net earnings were $13.3 million or $0.44 per diluted share, compared to a net loss of $242.0 million, or $8.07 per diluted share, in fiscal 2001. Excluding the amortization of goodwill in fiscal 2001, net earnings for fiscal 2001 were $23.5 million or $0.77 per diluted share. Net earnings for fiscal 2002 included a charge for the cumulative effect of an accounting change of $0.6 million and net earnings for fiscal 2001 included an extraordinary charge of $3.3 million.

Excluding the charge for the cumulative effect of an accounting change in fiscal 2002 and the amortization of goodwill and extraordinary charge in fiscal 2001, net earnings in fiscal 2002 were $13.9 million or $0.46 per diluted share compared to net earnings in fiscal 2001 of $26.8 million or $0.87 per diluted share. Our presentation of this measure is intended to allow investors to compare our fiscal 2002 performance with that in fiscal 2001.

EBITDA for fiscal 2002 was $176.0 million compared to $184.0 million for fiscal 2001. FIFO EBITDA calculated in the same manner as presented by the Company in the past (which is adjusted for the LIFO charge or credit, cumulative effect of an accounting change and extraordinary item) was $176.0 million for fiscal 2002 compared to $189.2 million for fiscal 2001.

Eileen Scott, Chief Executive Officer, said, "Despite the challenges in fiscal 2002 for the supermarket industry and Pathmark, I am pleased that we met our fourth quarter and annual earnings guidance. Our focus throughout the past year on cost control, productivity improvements and high-priority capital investments while improving market share, has positioned us well for fiscal 2003. While we expect the actions taken will benefit us when the economy improves, we remain keenly focused on enhancing our operations, further strengthening our organization and pursuing the many growth opportunities in our trade areas.

As we look to 2003, we intend to work hard to improve our offering to consumers and lower our operating costs. For example, we recently changed our weekly ad start date from Sunday to Friday, allowing us to present a better store to our customers for the peak Friday, Saturday and Sunday period - and initial reactions have been positive. On the expense side, we plan to lower our operating costs by completing store level labor buyouts and administrative headcount reductions. Additionally, we have challenged our store operators to "raise the bar" through the use of our Best Ball Cost Control Program, which is designed to identify the best operating practices and implement them throughout our company."

During fiscal 2002, Pathmark opened seven new stores, three of which were replacement units, closed one store and renovated 11 stores. Additionally, the company completed the rollout of state-of-the-art front-end checkouts in all of its stores and self-checkouts in about half of our stores. For fiscal 2003, Pathmark expects to open three new stores, one of which is a replacement store, close one store and complete 16 store renovations. The Company's fiscal 2003 capital program, including technology investments, will be approximately $95 million, of which approximately $76 million will be cash expenditures and approximately $19 million will be capital leases.

Frank Vitrano, President and Chief Financial Officer, said, "Looking to fiscal 2003, we expect a continued weak economic environment and a competitive marketplace. Consequently, for fiscal 2003, we anticipate a flat to 1% same-store sales increase, EPS of $0.52 to $0.62 per diluted share and FIFO EBITDA (see note (f)) in the range of $185 million to $190 million."

Pathmark adopted FASB's recently issued EITF No. 02-16 as of the beginning of 2002. Under EITF No. 02-16, vendor payments for reimbursements of advertising will be recorded as a reduction of cost of goods when the advertisement is performed and the inventory is sold. Prior to adopting this new policy, the Company had credited these reimbursements against advertising costs when the advertising was performed. As a result of this accounting change, the Company recorded a cumulative charge of $0.6 million, net of tax, as of the beginning of fiscal 2002. Related to this change, vendor payments of $17.7 million (0.4% of sales) in fiscal 2002 for advertising reimbursements, previously classified as a reduction of selling, general and administrative expenses, were reclassified as a reduction of cost of goods sold. Pathmark's policy has been, and continues to be, to record all other vendor allowances and rebates as a reduction of cost of goods when the inventory is sold.

Except for historical information contained herein, the matters discussed in this release and the accompanying discussions on the earnings conference call are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements relate to, among other things, operating costs, earnings estimates, EBITDA, sales and capital expenditures and are indicated by words or phrases such as "guidance", "expects", "continues", "anticipates", "plans", "intends", and similar words and phrases. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These statements are based on management's assumptions and beliefs in the light of information currently available to it and assume no significant changes in general economic trends, consumer confidence or other risk factors that may affect the forward-looking statements. The Company does not undertake to update the information contained herein. Factors that may affect results include changes in business and economic conditions generally and in the Company's operating areas, the competitive environment in which the Company operates and other risks detailed from time to time in the Company's reports and filings available from the Securities and Exchange Commission.

Pathmark Stores, Inc. is a regional supermarket currently operating 144 supermarkets primarily in the New York-New Jersey and Philadelphia metropolitan areas. Pathmark will conduct a conference call at 2:00 p.m. Eastern Standard Time (EST) today. The call may be accessed via a simultaneous webcast by visiting www.calleci.com. A replay of the call will be available for 48 hours after the completion of the call at 1-877-519-4471, Pass Code 3816578.





                                (Tables Attached)
                                      # # #

                                     Table A
                              Pathmark Stores, Inc.
                Consolidated Statements of Operations (Unaudited)
                      (in millions, except per share data)

                                                                           13 Weeks Ended                52 Weeks Ended
                                                                     ----------------------------  ----------------------------
                                                                     February 1,    February 2,    February 1,    February 2,
                                                                         2003           2002           2003           2002
                                                                     -------------  -------------  -------------  -------------
Sales ..........................................................     $ 1,002.1      $ 1,002.5      $ 3,937.7      $ 3,963.3
Cost of goods sold (a) .........................................        (712.8)        (719.2)      (2,816.7)      (2,855.6)
                                                                     -------------  -------------  -------------  -------------
Gross profit ...................................................         289.3          283.3        1,121.0        1,107.7
Selling, general and administrative expenses (a) ...............        (235.9)        (229.2)        (944.4)        (920.4)
Depreciation and amortization ..................................         (21.4)         (19.6)         (84.6)         (76.7)
Amortization of goodwill (b) ...................................            --          (66.4)            --         (265.5)
                                                                     -------------  -------------  -------------  -------------
Operating earnings (loss) ......................................          32.0          (31.9)          92.0         (154.9)
Interest expense, net ..........................................         (15.0)         (15.5)         (65.1)         (65.3)
                                                                     -------------  -------------  -------------  -------------
Earnings (loss) before income taxes, extraordinary item
   and cumulative effect of an accounting change ...............          17.0          (47.4)          26.9         (220.2)
Income tax provision (c) .......................................          (9.1)          (7.9)         (13.0)         (18.5)
                                                                     -------------  -------------  -------------  -------------
Earnings (loss) before extraordinary item and cumulative
   effect of an accounting change ..............................           7.9          (55.3)          13.9         (238.7)
Extraordinary item, net of tax (d) .............................            --           (3.3)            --           (3.3)
                                                                     -------------  -------------  -------------  -------------
Earnings (loss) before cumulative effect of an accounting change           7.9          (58.6)          13.9         (242.0)
Cumulative effect of an accounting change, net of tax (a) ......            --             --           (0.6)            --
                                                                     -------------  -------------  -------------  -------------
Net earnings (loss) ............................................     $     7.9      $   (58.6)     $    13.3      $  (242.0)
                                                                     =============  =============  =============  =============
Weighted average number of shares outstanding - basic ..........          30.1           30.0           30.1           30.0
                                                                     =============  =============  =============  =============
Weighted average number of shares outstanding - diluted ........          30.1           30.0           30.4           30.0
                                                                     =============  =============  =============  =============
Net earnings (loss) per share - basic and diluted
   Net earnings (loss) before extraordinary item and
      cumulative effect of an accounting change ................     $       0.26   $      (1.84)  $       0.46   $      (7.96)
   Extraordinary item, net of tax ..............................          --               (0.11)       --               (0.11)
   Cumulative effect of an accounting change, net of tax .......          --             --               (0.02)       --
                                                                     -------------  -------------  -------------  -------------
   Net earnings (loss) .........................................     $       0.26   $      (1.95)  $       0.44   $      (8.07)
                                                                     =============  =============  =============  =============

                        See Notes to Operating Results.
                                       4

                                     Table B
                              Pathmark Stores, Inc.
                 Supplemental Operating Results Data (Unaudited)
                      (in millions, except per share data)


                                                                         13 Weeks Ended                52 Weeks Ended
                                                                   ----------------------------  ----------------------------
                                                                   February 1,    February 2,    February 1,    February 2,
                                                                       2003           2002           2003           2002
                                                                   -------------  -------------  -------------  -------------
Net earnings (loss) .........................................      $       7.9    $    (58.6)    $      13.3    $   (242.0)
                                                                   =============  =============  =============  =============
Net earnings (loss) per share - diluted .....................      $       0.26   $     (1.95)   $       0.44   $     (8.07)
                                                                   =============  =============  =============  =============
Net earnings, as adjusted (e) ...............................      $       7.9    $     11.1     $      13.9    $     26.8
                                                                   =============  =============  =============  =============
Weighted average shares outstanding - diluted, as adjusted ..             30.1          31.2            30.4          30.7
                                                                   =============  =============  =============  =============
Net earnings per share - diluted, as adjusted ...............      $       0.26   $      0.36    $       0.46   $      0.87
                                                                   =============  =============  =============  =============
EBITDA (e) ..................................................      $      53.4    $     50.8     $     176.0    $    184.0
                                                                   =============  =============  =============  =============
FIFO EBITDA (e) .............................................      $      51.3    $     54.6     $     176.0    $    189.2
                                                                   =============  =============  =============  =============
Cash capital expenditures, including technology investments .      $      20.8    $     36.5     $     105.3    $    116.5
                                                                   =============  =============  =============  =============
Capital lease expenditures, including technology investments.      $        --    $     10.5     $      15.8    $     14.0
                                                                   =============  =============  =============  =============
Total capital expenditures, including technology investments.      $      20.8    $     47.0     $     121.1    $    130.5
                                                                   =============  =============  =============  =============
LIFO charge (credit) ........................................      $      (2.1)   $      0.5     $      (0.6)   $      1.9
                                                                   =============  =============  =============  =============
Gross profit (% of sales) (a) ...............................             28.9%         28.3%           28.5%         27.9%
                                                                   =============  =============  =============  =============
Selling, general and administrative expenses (% of sales) (a)             23.5%         22.9%           24.0%         23.2%
                                                                   =============  =============  =============  =============
EBITDA (% of sales) .........................................              5.3%          5.1%            4.5%          4.6%
                                                                   =============  =============  =============  =============
FIFO EBITDA (% of sales) ....................................              5.1%          5.4%            4.5%          4.8%
                                                                   =============  =============  =============  =============
Net earnings (loss) (% of sales) ............................              0.8%         (5.8)%           0.3%         (6.1)%
                                                                   =============  =============  =============  =============


                        See Notes to Operating Results.
                                       5

                                     Table C
                              Pathmark Stores, Inc.
                         Financial Position (Unaudited)
                                  (in millions)

                                              Balance Sheets

                                                                                      February 1,          February 2,
                                                                                          2003                2002
                                                                                      ------------         ----------
ASSETS
Current assets
   Cash and cash equivalents........................................................   $     11.3         $     24.6
   Accounts receivable, net.........................................................         21.8               21.9
   Merchandise inventories..........................................................        184.1              185.7
   Due from suppliers...............................................................         77.8               69.2
   Other current assets.............................................................         32.2               41.5
                                                                                      ------------        -----------
      Total current assets..........................................................        327.2              342.9
Property and equipment, net.........................................................        604.5              572.4
Goodwill                                                                                    434.0              434.0
Other noncurrent assets.............................................................        156.9              146.2
                                                                                      ------------        -----------
Total assets........................................................................   $  1,522.6         $  1,495.5
                                                                                      ============        ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
   Accounts payable.................................................................   $     92.2         $     94.2
   Current maturities of long-term debt.............................................         12.3                7.9
   Current portion of lease obligations.............................................         18.3               18.3
   Accrued expenses and other current liabilities...................................        144.5              154.1
                                                                                      ------------        -----------
      Total current liabilities.....................................................        267.3              274.5
Long-term debt......................................................................        439.4              440.6
Long-term lease obligations.........................................................        182.9              172.8
Deferred income taxes...............................................................         89.3               92.8
Other noncurrent liabilities........................................................        186.9              170.4
Stockholders' equity................................................................        356.8              344.4
                                                                                      ------------        -----------
Total liabilities and stockholders' equity..........................................   $  1,522.6         $  1,495.5
                                                                                      ============        ===========

                                                  Capitalization


                                                                                       February           February
                                                                                        1, 2003            2, 2002
                                                                                      ------------        -----------
Debt................................................................................   $    451.7         $    448.5
Capital lease obligations...........................................................        201.2              191.1
                                                                                      ------------        -----------
Total debt and capital lease obligations............................................        652.9              639.6
Stockholders' equity................................................................        356.8              344.4
                                                                                      ------------        -----------
Total capitalization................................................................   $  1,009.7         $    984.0
                                                                                      ============        ===========


                        See Notes to Operating Results.
                                       6

                             Pathmark Stores, Inc.
                           Notes to Operating Results


a) The Company adopted, as of the beginning of fiscal 2002, Emerging Issues Task Force ("EITF") Issue No. 02-16, "Accounting by a Reseller for Cash Consideration Received from a Vendor". It has been the Company's accounting policy to record vendor allowances and rebates as a reduction of cost of goods when both the required contractual terms are completed and the inventory is sold. It was also the Company's accounting policy to recognize vendor payments for the reimbursement of the Company's advertising costs as a reduction of advertising expense when the required advertising is performed. In adopting EITF Issue No. 02-16, the Company recorded vendor payments related to advertising reimbursements as a reduction of cost of goods when both the required advertising is performed and the inventory is sold. As a result, the Company recorded a charge, as of the beginning of fiscal 2002, of $0.6 million, net of tax, for the cumulative effect of an accounting change. In addition, as a result of EITF Issue No. 02-16, vendor payments in fiscal 2002 of $17.7 million (0.4% of sales) related to advertising reimbursements, previously classified as a reduction of selling, general and administrative expenses, were reclassified as a reduction of cost of goods. Prior year financial statements were not reclassified. Excluding the charge for the cumulative effect of the accounting change, the impact of EITF Issue No. 02-16 on the Company's net earnings for fiscal 2002 were not significant.

b) The goodwill of $798.0 million, resulting from Fresh-Start Reporting, was being amortized over three years. The Company adopted SFAS No. 142 , "Goodwill and Other Intangible Assets", effective with the beginning of fiscal 2002. With the adoption of SFAS No. 142, goodwill is no longer being amortized but rather is being evaluated for impairment at least annually. Based on an independent evaluation of its fair value completed when SFAS No. 142 was adopted in the first quarter of fiscal 2002, the Company concluded that there was no impairment of its goodwill. The Company performed its annual evaluation of its goodwill in the fourth quarter of fiscal 2002, and, based on an independent evaluation of its fair value, concluded that there was no impairment of its goodwill.

c) The income tax provision for the 13 weeks and 52 weeks ended February 1, 2003 is based on an effective income tax rate of 53.2% and 48.2%, respectively. The income tax provision for the 13 weeks and 52 weeks ended February 1, 2003 includes a charge of $2.6 million to adjust the Company's estimated liability for certain tax issues. The income tax provision for the 13 weeks and 52 weeks ended February 2, 2002 was based on an effective income tax rate of 41.7% and 40.9%, respectively, excluding the nondeductible amortization of goodwill.

d) In fiscal 2001, the extraordinary item of $3.3 million, net of an income tax benefit of $2.3 million, represents costs incurred resulting from the early extinguishment of debt, including the write-off of deferred financing costs, related to the pay down of a portion of our credit agreement from certain of the proceeds of the $200 million senior subordinated notes issued on January 29, 2002.

e) EBITDA represents earnings before interest, income taxes, depreciation and amortization. FIFO EBITDA, calculated in the same manner as presented in the past, represents EBITDA adjusted for the LIFO charge or credit, the cumulative effect of an accounting change and the extraordinary item ("FIFO EBITDA"). We believe that our investors find both EBITDA and FIFO EBITDA to be useful analytical tools for measuring our performance and comparing our performance in one accounting period with that of a previous accounting period. In addition, FIFO EBITDA is consistent with the targets utilized in our incentive compensation program. Both EBITDA and FIFO EBITDA are non-GAAP measures and should not be considered in isolation from, and are not intended to represent an alternative measure of, operating earnings or of cash

                             Pathmark Stores, Inc.
                     Notes to Operating Results (Continued)


     flows from operating activities, as determined in accordance with GAAP. Our measurement of EBITDA and FIFO EBITDA, as presented below (in millions), may not be comparable to similarly titled measures reported by other companies:


                                                                       13 Weeks Ended               52 Weeks Ended
                                                                  --------------------------  ---------------------------
                                                                   February 1,   February 2,   February 1,   February 2,
                                                                      2003          2002           2003          2002
                                                                  ------------  ------------  ------------  -------------

         Net earnings (loss) ....................................  $    7.9      $  (58.6)     $    13.3     $  (242.0)
         Proforma adjustments (1):
            Amortization of goodwill ............................        --          66.4             --         265.5
                                                                  ------------  ------------  ------------  -------------
         Net earnings, as adjusted for the
            amortization of goodwill ............................       7.9           7.8           13.3          23.5
         Adjustments to calculate net earnings, as adjusted:
            Cumulative effect of an accounting change,
               net of tax .......................................        --            --            0.6            --
            Extraordinary item, net of tax ......................        --           3.3             --           3.3
                                                                  ------------  ------------  ------------  -------------
         Net earnings, as adjusted ..............................       7.9          11.1           13.9          26.8
         Adjustments to calculate FIFO EBITDA:
            LIFO charge (credit) ................................      (2.1)          0.5           (0.6)          1.9
            Depreciation and amortization .......................      21.4          19.6           84.6          76.7
            Interest expense, net ...............................      15.0          15.5           65.1          65.3
            Income tax provision ................................       9.1           7.9           13.0          18.5
                                                                  ------------  ------------  ------------  -------------
         FIFO EBITDA ............................................      51.3          54.6          176.0         189.2

         Adjustments to calculate EBITDA:
            LIFO (charge) credit ................................       2.1          (0.5)           0.6          (1.9)
            Cumulative effect of an accounting change,
              net of tax ........................................        --            --           (0.6)           --
            Extraordinary item, net of tax ......................        --          (3.3)            --          (3.3)
                                                                  ------------  ------------  ------------  -------------
         EBITDA .................................................  $   53.4      $   50.8      $   176.0     $   184.0
                                                                  ============  ============  ============  =============


          (1) Represents the proforma effect of SFAS No. 142 as if SFAS No. 142 was adopted as of the beginning of fiscal 2001.

                             Pathmark Stores, Inc.
                     Notes to Operating Results (Continued)


f) The following table provides additional information related to our fiscal 2003 guidance (dollars in millions, except per share data):


Item                                                  Guidance
----                                                  --------

Sales                                                 Flat to 1% same-store
                                                      sales increase
FIFO EBITDA                                           $185 to $190
EPS - diluted                                         $0.52 to $0.62
Gross profit                                          0.10% of sales improvement
Selling, general and administrative expenses          0.10% of sales improvement
Interest expense                                      $67 - $69
Depreciation and amortization                         $86 - $89
Income tax rate                                       40.3%
Economic and competitive environment                  Unchanged
Capital Plan:
     Cash capital expenditures                        $76
     Lease capital expenditures                       $19
     Total capital expenditures                       $95
Total debt and capital leases at year-end             $650
Square footage growth                                 1%
New stores (#)                                        3
Renovations (#)                                       16
Food inflation assumption                             Flat
Pension assumptions:
     Expected long-term rate of return                9.0%
     Discount rate                                    6.5%